UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2023

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023 (the “Agreement Date”), Voyager Therapeutics, Inc. (the “Company”) and Robert W. Hesslein entered into a Transition, Separation and Release of Claims Agreement (the “Separation Agreement”), pursuant to which Mr. Hesslein resigned from his position of Senior Vice President and General Counsel and from any and all other positions he holds as an officer or employee of the Company or an officer, employee or director of any of its subsidiaries, effective on April 28, 2023, or such earlier date as may be mutually agreed upon in writing by the Company and Mr. Hesslein (as applicable, such date, the “Separation Date”).

During the period between the Agreement Date and the Separation Date (the “Transition Period”), Mr. Hesslein has agreed to continue to serve as Senior Vice President and General Counsel and to assist with the transition of his duties and responsibilities. Mr. Hesslein will continue to receive his base salary, in effect as of the Agreement Date, and during the Transition Period will remain eligible to participate in Company benefit plans and eligible for vacation time.

Pursuant to the terms of the Separation Agreement, the Company has agreed, consistent with Mr. Hesslein’s existing employment agreement, to (1) make salary continuation payments to Mr. Hesslein, in accordance with the Company’s regular payroll practices, for a period of twelve months following the effectiveness of his execution of an additional release of claims (the “Separation Pay Period”) based on his annualized base salary in effect on the Separation Date; (2) provide to Mr. Hesslein a prorated annual bonus payment for 2023 based on his target bonus percentage and his time of employment in 2023 through the Separation Date, paid in equal installments based on the Company’s regular payroll practices over the Separation Pay Period; and (3) subject to Mr. Hesslein’s eligibility for continued coverage under COBRA, pay on Mr. Hesslein’s behalf the portion of the premium for group health insurance coverage that the Company pays to active and similarly situated employees receiving the same type of coverage, for a period of twelve months following the Separation Date or, if earlier, the end of the calendar month when Mr. Hesslein becomes eligible to receive group health insurance coverage under another employer’s benefit plan.

The Separation Agreement also provides for, among other things, a release of claims by Mr. Hesslein in favor of the Company and its affiliates; continuing confidentiality and non-solicitation obligations applicable to Mr. Hesslein under his existing confidentiality, non-solicitation and invention assignment agreement with the Company (the “Restrictive Covenants Agreement”); non-disparagement and cooperation obligations applicable to Mr. Hesslein; and non-disparagement obligations applicable to the Company. In connection with the parties’ execution of the Separation Agreement, Mr. Hesslein’s employment agreement with the Company was terminated as of the Agreement Date.

In accordance with the Separation Agreement, the Company and Mr. Hesslein also expect to enter into a consulting agreement (the “Consulting Agreement”) upon the Separation Date pursuant to which Mr. Hesslein is to assist the Company with the transition of his responsibilities following his departure. In connection with the Consulting Agreement, Mr. Hesslein is to be available to provide specified consulting services from time to time and as requested by the Company. The Company has agreed to pay Mr. Hesslein for the services he renders to the Company at an hourly consulting rate, in addition to any pre-approved expenses and pass-through costs relating to the consulting services.

Under the Separation Agreement, the Consulting Agreement shall become effective upon the Separation Date and shall remain in effect until September 30, 2023, unless it is, in accordance with its terms, extended by mutual written consent of the parties; terminated by the mutual written consent of the parties; terminated by either party upon written notice to its counterparty upon a material breach of the Consulting Agreement or the Separation Agreement by its counterparty; terminated by the Company upon written notice to Mr. Hesslein upon a material breach of the Restrictive Covenants Agreement by Mr. Hesslein; terminated by either party without cause upon specified written notice of such termination; or terminated automatically upon the occurrence of other specified conditions (the effective period of the Consulting Agreement, the “Consulting Period”).

In consideration for Mr. Hesslein entering into the Separation Agreement and the Consulting Agreement, (1) each time-based unvested restricted stock unit award previously granted by the Company to Mr. Hesslein shall continue to vest and become free from forfeiture during the Consulting Period in accordance with the applicable restricted stock unit agreement and equity plan, as if Mr. Hesslein had remained employed during such period, and (2) each time-based unvested stock option previously granted by the Company to him shall continue to vest and become exercisable during the Consulting Period in accordance with the applicable option agreement and equity plan as if Mr. Hesslein had remained employed during such period, subject to in each case (i) Mr. Hesslein continuing to provide services under the Consulting Agreement, (ii) Mr. Hesslein executing and delivering an additional release of claims and the continuation thereof without revocation, and (iii) Mr. Hesslein complying with the terms of the Separation Agreement and Restrictive Covenants Agreement. Pursuant to the terms of the Separation Agreement, the Company has also agreed to extend the period during which Mr. Hesslein may exercise any outstanding and vested stock options held by him to six months following the expiration or termination of the Consulting Period. If the Consulting Agreement is terminated by the Company without cause, the vesting of each restricted stock unit award and stock option granted by the Company to Mr. Hesslein that would have vested had Mr. Hesslein continued to provide services through the expiration of the Consulting Period pursuant to the Consulting Agreement shall immediately accelerate and shall become exercisable in accordance with the applicable award agreement.

The foregoing summaries of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the complete text of each such agreement. A copy of the Separation Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The Company expects to file a copy of the Consulting Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Transition, Separation and Release of Claims Agreement, by and between the Company and Robert W. Hesslein, dated February 22, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: February 23, 2023	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D. Chief Executive Officer, President, and Director
(President and Chief Executive Officer)